As filed with the Securities and Exchange Commission on December 20, 2002
Registration No. 333-32932

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.   20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

8X8, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0142404
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2445 Mission College Blvd.
Santa Clara, CA    95054
(408) 727-1885
(Address, including zip code, and telephone number, including area code, of the Registrant's principal executive offices)

BRYAN R. MARTIN
PRESIDENT AND CHIEF EXECUTIVE OFFICER
8X8, INC.
2445 MISSION COLLEGE BLVD.
SANTA CLARA, CA 95054
(408) 727-1885
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

JOHN T. SHERIDAN, ESQ.
WILSON, SONSINI, GOODRICH & ROSATI
PROFESSIONAL CORPORATION
650 PAGE MILL ROAD
PALO ALTO, CA 94304
(650) 493-9300

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
NOT APPLICABLE.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

REMOVAL OF SECURITIES FROM REGISTRATION

This Post-Effective Amendment No. 1 to the Registration Statement on Form S- 3, as filed on March 21, 2000 and subsequently declared effective by the Securities and Exchange Commission (No. 333-32932), is being filed to de- register certain shares of common stock of 8x8, Inc. ("8x8"). 8x8 previously registered, pursuant to the Registration Statement, the resale of up to 63,737 shares of Common Stock, $.01 par value (the "Common Stock"), issuable upon exercise of a warrant that was issued by us in December 1999 (the "Warrant"). In December 2002, the Warrant term expired, resulting in the Warrant's termination. 8x8 did not issue any of the shares of Common Stock covered by the Registration Statement and will not issue any such shares of Common Stock. Accordingly, this Post-Effective Amendment is being filed to remove from registration all of the Common Stock covered by the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the de-registration of the Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on December 20, 2002.

8X8, INC.
By: /s/ BRYAN R. MARTIN
BRYAN R. MARTIN
PRESIDENT AND CHIEF EXECUTIVE OFFICER

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on the dates indicated in the capacities indicated.

Signature	Title	Date
/s/ Bryan R. Martin Bryan R. Martin	President, Chief Executive Officer and Director	December 20, 2002
/s/ James Sullivan James Sullivan	Chief Financial Officer, Vice President, Finance and Secretary (Principal Financial and Accounting Officer)	December 20, 2002
/s/ Joe Parkinson Joe Parkinson	Chairman of the Board and Director	December 20, 2002
/s/ Bernd Girod Bernd Girod	Director	December 20, 2002
/s/ Guy L. Hecker, Jr. Guy L. Hecker Jr.	Director	December 20, 2002
/s/ Christos Lagomichos Christos Lagomichos	Director	December 20, 2002
/s/ William Tai William Tai	Director	December 20, 2002